Exhibit 32.1

                     ASSURETEC HOLDINGS, INC. AND SUBSIDIARY

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                ------------------------------------------------

     In connection with the accompanying Form 10-QSB of AssureTec Holdings Inc. and Subsidiary (the "Company") for the quarterly period ended March 31, 2004 (the "Periodic Report"), I, Dr. R. Bruce Reeves, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the Periodic Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 19, 2004                         ASSURETEC HOLDINGS, INC.

                                            /S/ DR. R. BRUCE REEVES
                                            Dr. R. Bruce Reeves
                                            Chief Executive Officer
                                            (Principal Financial and Accounting
                                            Officer)